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                                                                    Exhibit 4.08

                                FOURTH AMENDMENT
                                ----------------

          FOURTH AMENDMENT (this "Amendment"), dated as of December 20, 2001, among NEXTMEDIA GROUP, INC., a Delaware corporation ("Holdings"), NEXTMEDIA OPERATING, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (the "Lenders"), and Bankers Trust Company, as administrative agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Holdings, the Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement, dated as of July 31, 2000 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement"); and

          WHEREAS, the parties to the Credit Agreement wish to amend the Credit Agreement as herein provided.

          NOW, THEREFORE, it is agreed:

          1. Section 8.14 of the Credit Agreement is hereby amended by inserting the following new text at the end thereof:

          "Notwithstanding anything to the contrary contained in sub-clause (ii) of this Section 8.14, the Borrower shall only be required to provide to the Administrative Agent 3 Business Days' prior written notice with respect to any Permitted Acquisition if no Loans are outstanding at the time of (and immediately after giving effect to) such Permitted Acquisition (although the Borrower shall otherwise comply with the other clauses of this Section 8.14 in respect of any such Permitted Acquisition)."

          2. The final paragraph in Section 9.09(b) of the Credit Agreement is hereby amended by deleting the text "January 1, 2002" each place such text appears therein and inserting the text "July 1, 2002" in lieu thereof in each such place.

          3. Each of Holdings and the Borrower hereby represents and warrants that, both before and after giving effect to this Amendment, (x) no Default or Event of Default exists on the Fourth Amendment Effective Date (as defined below) and (y) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on the Fourth Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).
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          4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          7. This Amendment shall become effective as of the date first set forth above (the "Fourth Amendment Effective Date") when each of Holdings, the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and, in each case, shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

                                      * * *

                                      -2-
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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                        NEXTMEDIA GROUP, INC.


                                        By______________________________________
                                          Name:
                                          Title:

                                        NEXTMEDIA OPERATING, INC.


                                        By______________________________________
                                          Name:
                                          Title:

                                        BANKERS TRUST COMPANY


                                        By______________________________________
                                          Name:
                                          Title:

                                        LEHMAN COMMERCIAL PAPER INC.


                                        By:_____________________________________
                                           Name:
                                           Title:
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                                        CREDIT SUISSE FIRST BOSTON


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        CITICORP USA, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        UNION BANK OF CALIFORNIA, N.A.


                                        By:_____________________________________
                                           Name:
                                           Title: